OMB APPROVAL
OMB Number:3235-0060 Expires:March 31, 2015 Estimated average burden hours per response 5.00
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 20, 2012

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (04/11)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On June 20, 2012, Arotech Corporation (“Arotech”) signed a definitive agreement (the “Agreement”) with an Israeli public company, Shladot Ltd. (“Shladot”), and a wholly-owned U.S. subsidiary of Shladot, pursuant to which Shladot purchased certain of the assets, subject to certain of the liabilities, of Arotech’s discontinued Armor Division, for a total cash purchase price of $50,000. The assets consisted principally of inventory, intellectual property and contracts. Closing of the transaction took place simultaneously with the signing of the Agreement.

A copy of the Agreement is attached hereto as Exhibit 10.1 hereto, and incorporated herein by reference. The above description of the terms of the Agreement and of this transaction is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

As described above, the following Exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Asset Purchase Agreement dated June 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
/s/ Robert S. Ehrlich
Name:	Robert S. Ehrlich
Title:	Chairman and CEO

Dated:           June 21, 2012